Exhibit 4.7

CHINA TIME SHARE MEDIA CO., LTD.

RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 19, 2007 by and among:

(1)	China Time Share Media Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands (the “Company”);

(2)	, a wholly foreign-owned enterprise organized as a limited liability company under the laws of the PRC (the “Chengdu WFOE”);

(3)	, a wholly foreign-owned enterprise organized as a limited liability company the laws of the PRC (the “Xi’an WFOE”, and together with ChengduWFOE, the “PRC WFOEs”);

(4)	, a limited liability company organized under the laws of the PRC (the “PRC Co.”);

(5)	Insighting Holdings Limited, a company incorporated under the laws of the British Virgin Islands;

(6)	Knowrience Holdings Limited, a company incorporated under the laws of the British Virgin Islands;

(7)	Double Win Holdings Limited, a company incorporated under the laws of the British Virgin Islands;

(8)	Lucky Zone Limited, a company incorporated under the laws of the British Virgin Islands;

(each of the parties (5), (6), (7) and (8) an “Ordinary Shareholder” and together, the “Ordinary Shareholders”)

(9)	He Ji Lun (ID No. 510 132 1972 0220 0077), an individual (“Mr. He”);

(10)	Fang Yun Feng (PRC ID No. 320 482 1968 1123 0837), an individual;

(11)	Zhu Xian Zhou (PRC ID No. 513 031 1974 0326 0034), an individual;

(12)	Zeng Jia Ju (PRC ID No. 512 222 72 0120 139), an individual;

(13)	Zhou Chang Wen (PRC ID No. 510 222 1972 0219 7210), an individual;

(14)	Zhong Hong (PRC ID No. 510 132 1970 0727 5735), an individual;

(15)	Wang Ying (PRC ID No. 410 105 1954 0620 0528), an individual; (together with He Ji Lun, Fang Yun Feng, Zhu Xian Zhou, Zeng Jia Ju, Zhou Chang Wen and ZhongHong and their respective successors, the “Founders”, and each a “Founder”);

(16)	He Da En (PRC ID No. 512 323 1937 0717 1812), an individual;

(each of He Da En and Mr. He, a “PRC Co. Shareholder” and together, the “PRC Co. Shareholders”);

(17)	Carlyle Asia Growth Partners III, L.P. (“Carlyle”);

(18)	CAGP III Co-Investment, L.P. (“CAGP”); and

(19)	Blue Ridge Investments, LLC (the “New Investor”, which term includes any assignee or transferee).

(each of parties (17) and (18) a “Carlyle Investor” and together, the “Carlyle Investors”, together with the New Investor, the “Investors”).

For the purpose of this Agreement, the Company, the PRC WFOEs, the PRC Co., and all other direct or indirect subsidiaries of the foregoing may hereinafter be referred to collectively as “Group Companies” and each individually as a “Group Company”; the People’s Republic of China, excluding Hong Kong, Macau and Taiwan shall be referred to as “PRC”; and the term “Closing Date” shall have the meaning given to it in the Subscription Agreement (defined below).

RECITALS

A. The Carlyle Investors have entered into a rights agreement (the “Carlyle Rights Agreement”) dated as of November 1, 2006 with the Company, the Chengdu WFOE, the PRC Co., Insighting Holdings Limited, Knowrience Holdings Limited, the Founders and the PRC Co.Shareholders, in connection with the issuance by the Company to, and the subscription by theCarlyle Investors, of up to an aggregate of twelve million five hundred thousand (12,500,000) convertible and redeemable Series A-l preferred shares, with a par value US$0.0001 per share (the “Series A-l Shares”) and up to nine million nine hundred twenty-thousand, six hundred thirty-five (9,920,635) convertible and redeemable Series A-2 preferred shares of the Company, par value US$0.0001 per share (the “Series A-2 Shares”, together with Series A-l Shares, the “Series A Shares”), subject to the terms and conditions set forth in a share subscription agreement dated as of November 1, 2006 and entered into between, among others, the Company and the Carlyle Investors(the “Carlyle Subscription Agreement”);

B. The New Investor has agreed to subscribe for from the Company, and theCompany has agreed to issue and allot to the New Investor, in aggregate principal amount of US$20,000,000 5.00 per cent. secured convertible notes due 2010 (the “Notes”) convertible into ordinary shares of the Company (the “Ordinary Shares”) with 80 secured warrants of a face value of US$100,000 each, exercisable to subscribe for Ordinary Shares (the “Warrants”), subject to the terms and conditions set forth in that certain notes and warrants subscription agreement dated as of December 18, 2007 and entered into between, among others, the Company, Mr. He and the New Investor (the “Subscription Agreement”);

C. The Subscription Agreement provides that the execution and delivery of this Agreement by the parties shall be a condition precedent to the consummation of the transactions contemplated under the Subscription Agreement; and

D. In order to induce the Company and Mr. He to enter into the Subscription Agreement and to induce the New Investor to invest funds in the Company pursuant to the Subscription Agreement, the parties desire to set forth certain rights and obligations of the Founders, the PRC Co. Shareholders, the Ordinary Shareholders, the Investors and the Group Companies as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	REGISTRATION RIGHTS.

1.1    Applicability of Rights. The Company covenants and agrees that all Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange for so long as such Holder holds no less than twenty percent (20%) of the Original Ownership of the Registrable Securities.

1.2	Definitions. For purposes of this Section 1 and to the extent applicable under this Agreement:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act (as defined below).

(b) Carlyle Registrable Securities. The term “Carlyle Registrable Securities” means the registrable securities defined in the Carlyle Rights Agreement.

(c) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable upon conversion of the Notes; (2) any Ordinary Shares issued or issuable upon exercise of the Warrants; and (3) any Ordinary Shares issued or issuable upon exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Notes, Warrants or Ordinary Shares described in clause (1) and (2) of this subsection (b). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(d) Registrable Securities then outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of the Notes then outstanding, and issuable upon exercise of the Warrants then outstanding.

(e) Original Ownership of the Registrable Securities. The term “Original Ownership of the Registrable Securities” shall mean the total number of Registrable Securities subscribed for by the New Investor on the Closing Date, on an as converted and as exercised basis.

(f) Carlyle Holder or Carlyle Holders. For purposes of this Section 1 only, the term “Carlyle Holder” or “Carlyle Holders” means the holder or holders defined in the Carlyle Rights Agreement.

(g) Holder or Holders. For purposes of this Agreement, the term “Holder” or “Holders” means the New Investor and any person or persons owning Registrable Securities in connection with the Notes and the Warrants be it as a converting holder of a Note, a holder exercising its rights under a Warrant, an assignee or transferee of record of such Registrable Securities.

(h) Shareholder or Shareholders. For purposes of this Agreement, the term “Shareholder” or “Shareholders” shall mean any person or persons owning any Ordinary Shares or Series A Shares of the Company.

(i) Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j) SEC. The term “SEC” or “Commission” means the United States Securities and Exchange Commission.

(k) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4 and 1.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holder not to exceed US$30,000, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(1) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to Sections 1.3, 1.4 or 1.5 hereof.

(m) Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute.

(n) Securities Act. The term “Securities Act” means the United States Securities Act of 1933, as amended, and any successor statute.

(o) Business Day. The term “Business Day” means any day (excluding Saturdays, Sundays and public holidays in Hong Kong) on which banks generally are open for business in Hong Kong.

1.3	Demand Registration.

(a) Request by Holders. If the Company shall, at any time after six (6) months following the closing of the Company’s first Qualified Public Offering (as defined in the Carlyle Rights Agreement), receive a written request from a Holder of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its reasonable best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.3; provided that the Company shall not be obligated to effect any such registration if the Company has already twice, within the twelve (12) month period preceding the date of such request, effected a registration under the Securities Act pursuant to this Section 1.3 or Section 1.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 1.4, other than a registration from which the Registrable Securities have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 1.4(a). For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction in which the Company has already effected a registration of such securities, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, United States law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-United States jurisdiction.

(b) Underwriting. If the Holders initiating the registration request under this Section 1.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities (and Carlyle Registrable Securities, if applicable) that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders (and the Carlyle Holders, if applicable) on a pro-rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders) (and the number of Carlyle Registrable Securities held by each Carlyle Holder requesting registration, if applicable); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities that are neither the Registrable Securities nor the Carlyle Registrable Securities are first entirely excluded from the underwriting and registration including, without limitation, Ordinary Shares or all other shares that are neither the Registrable Securities nor the Carlyle Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 1.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 1.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the directors of the Company (the “Board”), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e) Registration. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

1.4	Piggyback Registrations.

(a) The Company shall notify all Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company and registration statements requested by the Carlyle Holders by exercising their registration rights pursuant to Section 2.3 or 2.5 of the Carlyle Rights Agreement, but excluding registration statements relating to the initial public offering by the Company, to any registration under Section 1.3 or Section 1.5 of this Agreement or to any employee benefit plan, corporate reorganization, exchange offer or offering of securities solely to the Company’s existing shareholders), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed pursuant to Sections 1.3, 1.4, or 1.5 by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 1.4 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this

Agreement but subject to Section 1.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the Registrable Securities so included and the Carlyle Registrable Securities, if applicable, that the Carlyle Holders wishes to include in such registration statement pursuant to Section 2.3 or 2.4 of the Carlyle Rights Agreement, shall be apportioned pro-rata among the selling Holders and the selling Carlyle Holders according to the total amount of Registrable Securities owned by each selling Holder and Carlyle Registrable Securities owned by each selling Carlyle Holder or in such other proportions as shall mutually be agreed to by all selling Holders and all selling Carlyle Holders; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities and Carlyle Registrable Securities) from the registration and underwriting as described in this Section 1.4(b) shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are neither the Registrable Securities nor the Carlyle Registrable Securities, including, but not limited to, Ordinary Shares and are held by any other person, including, without limitation, any person who is an employee, consultant, officer or director of the Company (or any subsidiary of the Company) shall first be excluded in entirety from such registration and underwriting before any Registrable Securities or Carlyle Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 1.4 shall not be deemed to be a registration as described in either Section 1.3 or Section 1.5 of this Agreement. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.4.

(d) Registration Rights For Holders of Ordinary Shares. The Company may permit any holder of Ordinary Shares to register all or a portion of the Ordinary Shares held by such holder pursuant to a registration statement filed by the Company in accordance with this Section 1.4; provided that such holder executes and delivers to the Company an agreement to be bound by the restrictions and limitations hereof related to such registration; provided further, if the managing underwriter(s) limits the number of Registrable Securities to be included in such registration pursuant to Section 1.4(b), then all Ordinary Shares held by such holders shall be excluded from such registration first before any Registrable Securities held by any Holders or any Carlyle Registrable Securities held by Carlyle Holders are excluded from such registration.

1.5 Form F-3 Registration. In case that the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or

Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 1.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.5:

(i) if Form F-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the Carlyle Holders of Carlyle Registrable Securities, if applicable, and the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities, Carlyle Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(iii) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than one hundred and twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.5; provided that the Company shall not register any of its other shares during such one hundred and twenty (120) day period;

(iv) if the Company has twice, within the twelve (12) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 1.3(b) and 1.4(a) of this Agreement; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

 (c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 1.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 1.5.

1.6    Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 1.3, 1.4 or 1.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 1.3, 1.4 or 1.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 1.3 above (in which case such registration shall also constitute the use by all Holders of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 1.3 above.

1.7	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.8	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.3, 1.4 or 1.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

1.9	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.3, 1.4 or 1.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) (“Damages”) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(a)

shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder, provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the registration statement becomes effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the Person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel, or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises; and provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or in the Final Prospectus, such indemnity shall not inure to the benefit of (i) any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the Damages at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the Damages or (ii) any Holder, if there is no underwriter and if a copy of the Final Prospectus was furnished to such Holder and was not subsequently furnished by such Holder to the person asserting the Damages at or prior to the time that such action is required by the Securities Act, if the Final Prospectus would have cured the defect giving rise to the Damages.

(c) Notice. Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 1.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.10 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 1.3, 1.4 and 1.5 above with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.3, 1.4 or 1.5 above if, in the reasonable opinion of counsel to the Company, all Registrable Securities may then be sold without registration pursuant to Rule 144 promulgated under the Securities Act. In any event, the rights under Sections 1.3, 1.4 and 1.5 above shall terminate five (5) years after a Qualified Public Offering.

1.11 No Registration Rights to Third Parties. Without the prior written consent of (i) the holders of a majority of the Registrable Securities then outstanding and (ii) the Series A Shares then outstanding (as defined in the Carlyle Rights Agreement), respectively, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 1, or otherwise) relating to any securities of the Company. For avoidance of any doubt, the Carlyle Investors, as holders of all Series A Shares then outstanding as of the date of this Agreement, hereby agree that the registration rights set forth herein are granted by the Company to the Holders under this Agreement.

1.12 Lockup. Except with respect to the Carlyle Registrable Securities permitted to be Registered in the initial public offering, each Shareholder agrees that, upon request by the underwriters managing the initial public offering of the Company’s securities, it will enter into a customary lockup agreement with the underwriters under which such Shareholder (individually the “Lockup Shareholder”, and collectively, the “Lockup Shareholders”) shall agree, without the prior written consent of such underwriters, not to sell or otherwise transfer or dispose of any Series A Shares or Ordinary Shares issued upon conversion of Series A Shares or the Notes or upon exercise of the Warrants (other than those permitted to be included in the Registration and other transfers to Affiliates permitted by law) for a period of time specified by such underwriters no greater than one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters, provided that each of directors, officers and holders of Ordinary Shares of the Company signs substantially identical lockup agreements. Notwithstanding the foregoing, (i) each Lockup Shareholder shall be released from the lockup to the extent that any other Lockup Shareholders are released; and (ii) each Lockup Shareholder may engage in private transfers of the securities to Affiliates, provided such Affiliates enter into the same lockup agreement with such underwriters or agree in writing to be bound by the lockup agreements signed between the Lockup Shareholders and the underwriters. As used in this Agreement, “Affiliate” or “Affiliates” shall have the meaning given in Rule 405 promulgated under the Securities Act.

1.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3; and

(d) At the request of the New Investor, the Company shall use its best efforts to enable the New Investor to sell the maximum number of Registrable Securities permitted under Rule 144, including without limitation, promptly issuing appropriate instructions to the Company’s share transfer agent to remove legends from the New Investor’s share certificates, causing the Company’s counsel to issue legal opinions to support such instructions, and if applicable, promptly issuing appropriate instructions to the Company’s share registrar and depository agent to convert the New Investor’s shares into depository receipts or similar instruments to be deposited into the New Investor’s brokerage account(s). The Company acknowledges that time is of the essence with respect to its obligations under this section, and that any delay (whether intentional) will cause the New Investor irreparable harm and constitutes a material breach of its obligations hereunder.

1.14 Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified Public Offering, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms reasonably satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

1.15 No Transfer Restriction. Each of Carlyle and CAGP agrees that none of the Ordinary Shares which form the subject matter of a share mortgage dated the Closing Date made by Insighting Holdings Limited in favor of The Hongkong and Shanghai Banking Corporation Limited as the security trustee shall be subject to the terms of the Carlyle Rights Agreement.

2.	ASSIGNMENT AND AMENDMENT.

2.1	Assignment.

(a) Notwithstanding anything herein to the contrary, the rights of each party hereunder may be assigned (but only with all related obligations) to any transferee or assignee of such party, provided, in each case, that: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement, and (iii) such transfer is permitted by and complies with the terms of this Agreement.

(b) PRC Co. Shareholders’ Rights and Obligations. Each PRC Co. Shareholder agrees that if it holds any Ordinary Share at any time in the future, it shall be bound to this Agreement as if it were an Ordinary Shareholder hereunder.

(c) Legend. Each existing or replacement certificate for any shares now owned or hereinafter acquired by a Holder and each certificate issued to any person in connection with a Transfer pursuant to Section 2 hereof may bear the following legend (or a substantially similar legend):

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN TWO RIGHTS AGREEMENTS, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

Each holder of the Notes, the Warrants, Series A Shares and the Ordinary Shares agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement.

2.2 Amendment of Rights. Any term of this Agreement may be amended only with the written consent of the Group Companies, all Investors and Mr. He; provided that Mr. He has been granted powers of attorney or otherwise authorized by the Ordinary Shareholders and He Da En to consent on their behalf to any amendment of or waiver with respect to this Agreement. Any amendment or waiver effected in accordance with this Section 2.2 shall be binding upon the Group Companies, the Investors, the Ordinary Shareholders, and the PRC Co. Shareholders and their respective assignees.

3.	CONFIDENTIALITY AND NON-DISCLOSURE.

3.1 Disclosure of Terms. The terms and conditions of this Agreement and the Subscription Agreement, all exhibits and schedules attached to such agreements, including their existence, and any information received by any party during the course of due diligence or otherwise in connection with the transactions contemplated by the Issue Agreements (as defined in the Subscription Agreement), relating to any other party including, without limitation, any business, financial, technical or operational information, or any information regarding the strategic alliances of such party (collectively, the “Financing Terms”), shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

3.2 Press Releases, etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by all Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

3.3 Permitted Disclosures. Notwithstanding the foregoing, after the Closing Date, the Company may disclose any of the Financing Terms to its investment bankers, lenders, accountants and attorneys on a need-to-know basis, in each case only where such persons or entities are under appropriate nondisclosure obligations. After the Closing Date, the New Investor shall be entitled to disclose its investments in the Company and the terms thereof to third parties or to the public, and after the New Investor has disclosed any of the Financial Terms to third parties or to the public, the Company shall have the option to disclose such information as may have already been disclosed by the New Investor.

3.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Subscription Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 3, such party (the “Disclosing Party”) shall, where practicable, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

3.5 Other Information. The provisions of this Section 3 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

3.6 Notices. All notices required under this section shall be made pursuant to Section 4.1 of this Agreement.

4.	GENERAL PROVISIONS.

4.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party, upon delivery; (ii) when sent by facsimile, upon receipt of confirmation of error-free transmission; (iii) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Schedule 1 hereto; or (iv) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.1 by giving the other party written notice of the new address in the manner set forth above.

4.2 Entire Agreement. This Agreement and the Subscription Agreement, any other Issue Agreements (as defined in the Subscription Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

4.3 Governing Law. Except with respect to the references in this Agreement to the Exchange Act and the Securities Act, this Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of the State of New York to the rights and duties of the parties hereunder.

4.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

4.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, any rights of the New Investor under this Agreement may, without prejudice to the rights of the New Investor to exercise any such rights, be exercised by the New Investor, unless the New Investor has (i) given notice to the other parties that any such rights cannot be exercised by it; and (ii) not given notice to the other parties that such notice which is given under this Section 4.5 has been revoked.

4.6 Successors and Assigns. Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

4.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

4.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Series A Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series A Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

4.10 Aggregation of Shares. All Series A Shares or Ordinary Shares held or acquired by more than one (1) Affiliate shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

4.12 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 4.12(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) then in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The languages of the arbitration shall be English and Chinese, in which all of the arbitrators shall be fluent. The parties understand and agree that this provision regarding arbitration shall not prevent any party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY

China Time Share Media Co., Ltd

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Director

Chengdu WFOE

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Legal Representative

Xi’an WFOE

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Legal Representative

PRC CO.

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Legal Representative

ORDINARY SHAREHOLDERS:

Insighting Holdings Limited

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Director

Knowrience Holdings Limited

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Director

Double Win Holdings Limited

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Chief Executive Officer

Lucky Zone Limited

By:	/s/ He Ji Lun
Name:	He Ji Lun
Title:	Chief Executive Officer

FOUNDERS

/s/ He Ji Lun
He Ji Lun

Fan Yun Feng

/s/ He Ji Lun
for and on behalf of Fan Yun Feng
Name:	He Ji Lun (as attorney-in-fact)

Zhu Xian Zhou

/s/ He Ji Lun
for and on behalf of Zhu Xian Zhou
Name:	He Ji Lun (as attorney-in-fact)

Zeng Jia Ju

/s/ He Ji Lun
for and on behalf of Zeng Jia Ju
Name:	He Ji Lun (as attorney-in-fact)

Zhou Chang Wen

/s/ He Ji Lun
for and on behalf of Zhou Chang Wen
Name:	He Ji Lun (as attorney-in-fact)

Zhong Hong

/s/ He Ji Lun
for and on behalf of Zhong Hong
Name:	He Ji Lun (as attorney-in-fact)

Wang Ying

/s/ He Ji Lun
for and on behalf of Wang Ying
Name:	He Ji Lun (as attorney-in-fact)

PRC CO. SHAREHOLDERS:

/s/ He Ji Lun
He Ji Lun

He Da En

/s/ He Ji Lun
for and on behalf of He Da En
Name:	He Ji Lun (as attorney-in-fact)

INVESTORS:

Carlyle Asia Growth Partners III L.P., acting by its general partner CAGP GENERAL PARTNER, L.P., acting by its general partner CAGP, LTD.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CAGP III Co-Investment, L.P., acting by its general partner CAGP GENERAL PARTNER, L.P., acting by its general partner CAGP, LTD.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

Blue Ridge Investments, LLC

By:	/s/ Daven Patel
Name:	Daven Patel
Title:	Vice President

Schedule 1

NOTICE

If to the New Investor:

Corporation Trust Center

1209 Orange Street

City of Wilmington

County of New Castle

Delaware, USA

with a copy to:

c/o Bank of America, N.A.

42/F Two International Finance Center

8 Finance Street, Central

Hong Kong

Attn: Mr John Liptak

P: +852 2847 6198

F: +852 2847 6122

If to the Carlyle Investors:

Suite 2801

2 Pacific Place

88 Queensway,

Hong Kong

Attn: Wayne Tsou

P: +852 2878 7000

F: +852 2878 7007

with a copy to:

2418 South Office Tower

Beijing Kerry Centre

No. 1 Guang Hua Road

Chaoyang District

Beijing 100020 People’s Republic of China

Attn: Xiao Feng

P: +86 10 8529 8823

F: +86 10 8529 9877

If to the Company, the PRC WFOEs, the PRC Co., the Ordinary Shareholders, the Founders and the PRC Co. Shareholders:

CHINA TIME SHARE MEDIA CO. LTD.

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: +86 10 8769 7911

Attention: He Ji Lun

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

INSIGHTING HOLDINGS LIMITED

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

KNOWRIENCE HOLDINGS LIMITED

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

DOUBLE WIN HOLDINGS LIMITED

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

LUCKY ZONE LIMITED

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

HE JI LUN

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

FANG YUN FENG

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: Fang Yun Feng

ZHU XIAN ZHOU

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: Zhu Xian Zhou

ZENG JIA JU

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: Zeng Jia Ju

ZHOU CHANG WEN

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: Zhou Chang Wen

ZHONG HONG

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: Zhong Hong

WANG YING

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun

HE DA EN

Address:

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

Tel: +86 10 8769 5559

Fax: + 86 10 8769 7911

Attention: He Ji Lun